Exhibit 99.1

Jeffrey Goldberger / Yemi Rose KCSA Strategic Communications 212-896-1249 / 212-896-1233 jgoldberger@kcsa.com / yrose@kcsa.com

HQ Sustainable Announces Exercise of Over-Allotment Option by

Underwriters

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SEATTLE, WA—June 30, 2009 — HQ Sustainable Maritime Industries, Inc. (NYSE Amex: HQS) (“HQS” or the “Company”), a leader in all natural integrated aquaculture and aquatic product processing, including fish byproduct personal healthcare products, today announced that its underwriter exercised an over-allotment option to purchase an additional 183,750 shares of its common stock, raising an additional $1.5 million in gross proceeds, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

HQS granted the option to the underwriter in connection with its previously announced public offering of 1,225,000 shares at a public offering price of $8.50 per share, which it closed on June 17, 2009, raising $10.4 million in gross proceeds, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company. The Company expects to use all offering proceeds for general corporate purposes, including investments in long-term assets to complete its integration objectives.

Roth Capital Partners, LLC, acted as the sole underwriter of the offering. Copies of the final prospectus and prospectus supplement may be obtained from Roth Capital Partners, LLC, Attention: Equity Capital Markets, 24 Corporate Plaza Drive, Newport Beach, CA 92660, by telephone at (949) 720-7194, or via email at rothecm@roth.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc., headquartered in the United States, is an integrated aquaculture and aquatic product processing company, with production facilities in Hainan, PRC. HQS also uses North American based production facilities for its new line of meal products. HQS practices cooperative sustainable aquaculture, using nutraceutically enriched feeds and produces and markets its products. The company is dedicated to sustainable all natural methods giving its customers the purest products possible. The Company holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in international markets. The Aquaculture Certification Council, Inc. (ACC) certified that tilapia processing standards met Best Aquaculture Practices, and the Chinese government gave organic certification to the Company’s tilapia production, processing, labeling, marketing and management system. The Company owns a nutraceuticals and health products subsidiary, which is HACCP and GMP certified, and produces and sells products subject to stringent laboratory tests certified by the China Ministry of Health. The Company has recently completed a 100,000 Metric Tonne annual production extruded Feed Mill with state-of-the-art extruded feed production equipment. This feed is highly efficient and is sold to the market and used by HQ’s cooperative farmers. In addition to headquarters in Seattle, HQ has operational offices in Wenchang, Hainan. The Company’s website is: http://www.hqfish.com.

Safe Harbor Statement

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under “Search for Company Filings.”